Blazzard,  Grodd  &  Hasenauer,  P.C.
943  Post  Road  East
Westport,  CT  06880
(203)  226-7866

January 29,  1997

Board  of  Directors
Great  American  Reserve  Insurance  Company
11825  N.  Pennsylvania  Street
Carmel,  IN  46032-4572

Re:  Opinion  of  Counsel  -  Great  American  Reserve
     Variable  Annuity  Account  G

Gentlemen:

You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form N-4 for the Individual and Group Fixed and Variable Deferred Annuity Contracts and Certificates (the "Contracts") to be issued by Great American Reserve Insurance Company and its separate account, Great American Reserve Variable Annuity Account G.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We  are  of  the  following  opinions:

     1. Great American Reserve Insurance Company is a valid and existing stock life insurance company of the state of Texas.

     2. Great American Reserve Variable Annuity Account G is a separate investment account of Great American Reserve Insurance Company created and validly existing pursuant to the Texas Insurance Laws and the Regulations thereunder.

     3. Upon the acceptance of purchase payments made by an Owner or Certificate Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner or Certificate Owner will have a legally-issued, fully-paid, non-assessable contractual interest under such Contract.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

We consent to the reference to our Firm under the caption "Legal Opinions" contained in the Prospectus and the Statement of Additional Information which forms a part of the Registration Statement.

Sincerely,

BLAZZARD,  GRODD  &  HASENAUER,  P.C.




By:  /S/  LYNN  KORMAN  STONE
    __________________________
          Lynn  Korman  Stone